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                                                              EXHIBIT 10.2





                         AGREEMENT AND PLAN OF MERGER

                                 By and Among

              INDUSTRIAL EQUIPMENT AND ENGINEERING COMPANY, INC.,
                            a Florida corporation

                       FLORIDA DEVELOPMENT CORPORATION,
                            a Florida corporation

                     MATTHEWS INTERNATIONAL CORPORATION,
                         a Pennsylvania corporation

              INDUSTRIAL EQUIPMENT AND ENGINEERING COMPANY, INC.,
                           a Delaware corporation

                                PAUL RAHILL,
                               an individual

                                    AND

                              KENNETH ROBINSON,
                               an individual

                          Dated as of March 5, 1996


















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TABLE OF CONTENTS


                                   ARTICLE I
                            The Merger; The Closing

1.01.  Terms of Merger
1.02.  Surviving Corporation
1.03.  Treatment of Shares
1.04.  Effective Time
1.05.  Certificate of Incorporation
1.06.  By-Laws
1.07.  Directors and Officers
1.08.  Effect of Merger
1.09.  Plan of Merger
1.10.  The Closing


                                  ARTICLE II
                      Conditions to Obligations to Close

2.01.  Conditions to the Obligations of the Acquiror
(a) Certain Pre-Closing Notices and Other Items
(b) Accuracy of Representations and Warranties;
     Performance of Covenants
(c) Litigation
(d) Material Adverse Change
(e) Due Diligence
(f) Title Insurance
(g) Phase I Environmental Survey
(h) Financial Statements
(I) Employment and Non-Competition Agreement
(j) Legal Opinion
(k) Secretary s Certificate
(l) Third-Party Consents and Similar Matters

2.02.  Conditions to the Obligations of FDC, IEEC and the Shareholders
(a) Accuracy of Representations and Warranties;
       Performance of Covenants
(b) Legal Opinion
(c) Employment Agreements
(d) Third-Party Consents and Similar Matters

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                                  ARTICLE III
                             Pre-Closing Covenants

3.01.  Covenant of Cooperation
3.02.  Exclusivity
3.03.  Operation and Preservation of Business
3.04.  Confidentiality
3.05.  Disclosure


                                   ARTICLE IV
                             Post-Closing Covenants

4.01.  Further Assurances
4.02.  Payment of Taxes
4.03.  Matthews Stock
4.04.  Legends
4.05.  Employee Benefits


                                   ARTICLE V
                         Representations and Warranties

5.01.  Representations and Warranties of FDC, IEEC and the Shareholders
(a)  Organization, Qualification and Corporate Power
(b)  Authorization of Transaction; Enforceability
(c)  No Contravention
(d)  Capitalization; Ownership of Shares
(e)  Subsidiaries
(f)  Financial Statements; Liabilities; Guarantees;
       No Material Adverse Change
(g)  Real Property; Leases; Assets; Liens;
       Condition of Properties
(h)  Accounts Receivable, Reimbursement Claims
(I)  Contracts
(j)  Intellectual Property
(k)  Litigation; Liabilities; Legal Compliance
(l)  Insurance
(m)  Tax Matters
(n)  Employees
(o)  Employee Benefits
(p)  Employee Severance Claims
(q)  Environment, Health and Safety
(r)  Governmental Licenses and Permits
(s)  Powers of Attorney; Bank Accounts
(t)  Certain Business Relationships with FDC or IEEC
(u)  Customers and Suppliers

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(v)  Inventory
(w)  Warranty Expense
(x)  Brokers' Fees
(y)  Full Disclosure
(z)  Acquisition Entirely for Own Account
(aa) Disclosure of Information
(bb) Restricted Securities
(cc) Accredited Investor
(dd) Blue Sky

5.02.  Representations and Warranties of the Acquiror and Matthews
(a)  Organization and Corporate Power
(b)  Authorization of Transaction
(c)  No Contravention
(d)  Brokers' Fees
(e)  Matthews' Exchange Act Filings


                                   ARTICLE VI
                    Remedies for Breaches of this Agreement

6.01.  Survival of Representations, Warranties and Covenants
6.02.  Indemnification Provisions for Benefit of the Acquiror
6.03.  Indemnification Provisions for Benefit of the Shareholders
6.04.  Notice of Claim for Indemnification
6.05.  Matters Involving Third Parties
6.06.  Treatment of Indemnification Payments
6.07.  Other Indemnification Provisions
6.08.  Set-Off


                                  ARTICLE VII
                                 Miscellaneous

7.01.  Further Assurances
7.02.  Expenses
7.03.  Press Releases and Public Announcements
7.04.  Notices
7.05.  No Third-Party Beneficiaries
7.06.  Dispute Resolution
(a)  Specific Performance
(b)  Governing Law
(c)  Submission to Jurisdiction





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7.07.  Amendments and Waivers
7.08.  Succession and Assignment
7.09.  Termination
7.10.  Matters of Construction, Interpretation and the Like
(a)  Construction
(b)  Severability
(c)  Entire Agreement; Counterparts


                                  ARTICLE VIII
                                  Definitions

Adverse Consequences
Affiliate
Affiliated Group
Agreement
Basis
Closing
Closing Date
Code
Confidential Information
Disclosure Schedule
Effective Time
Employee Benefit Plan
Employee Pension Benefit Plan
Employee Welfare Benefit Plan
Employment Agreements
Environmental, Health and Safety Law
ERISA
Extremely Hazardous Substance
Fiduciary
Financial Statements
Governmental Body
Indemnified Party
Indemnifying Party
Intellectual Property
Internal Revenue Service
Knowledge
Law
Lien
Liability
Matthews
Matthews Stock
Merger
Most Recent Balance Sheet


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Multi employer Plan
Ordinary Course of Business
PBGC
Permitted Liens
Person
Plan of Merger
Prohibited Transaction
Purchase Price
Real Property
Reportable Event
Securities Act
Shareholders
Shares
Subsidiary
Surviving Corporation
Tax; Taxes
Tax Return
Third-Party Claim

Exhibit A  Form of Employment Agreement
Exhibit B  Registration Rights Agreement
Exhibit C  Financial Statements dated 12-31-95


                              Disclosure Schedule

Section 5.01(a)       Organization; Qualification; Directors and Officers
Section 5.01 (c)      No Contravention
Section 5.01(g)(I)    Real Property
Section 5.01(g)(ii)   Leases; Liens; Options
Section 5.01(h)       Accounts Receivable Aging
Section 5.01 (i)      Contracts
Section 5.01(j)(iii)  Intellectual Property
Section 5.01 (k)(i)   Litigation
Section 5.01(1)       Insurance
Section 5.01(m)       Tax matters
Section 5.01 (n)      Employees
Section 5.01(0)(i)    Employee Benefits
Section 5.01(r)       Licenses and Permits
Section 5.01 (s)      Bank Accounts
Section 5.01(t)       Certain Business Relationships
Section 5.01(u)       Customers and Suppliers
Section 5.01(w)       Warranty Expense

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                         AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of March 5, 1996 by and among Florida Development Corporation, a Florida corporation ("FDC"), Industrial Equipment and Engineering Company, Inc., a Florida corporation ("IEEC"), Matthews International Corporation, a Pennsylvania corporation, and the sole shareholder of the Acquiror ("Matthews"), Industrial Equipment and Engineering Company, Inc., a Delaware corporation (the "Acquiror"), Paul Rahill, an individual ("Rahill") and Kenneth Robinson, an individual ("Robinson," and along with Rahill, the "Shareholders").

                                 WITNESSETH:

WHEREAS, all the issued and outstanding shares of capital stock of FDC and IEEC are owned by the Shareholders;

WHEREAS, the respective Boards of Directors of FDC, IEEC and the Acquiror deem it advisable for the general welfare and advantage of each and of their respective shareholders that FDC and IEEC merge into the Acquiror pursuant to this Agreement and the applicable laws of the States of Delaware and Florida;

WHEREAS, the Board of Directors of each of FDC, IEEC, and the Acquiror has approved this Agreement and the Plan of Merger contemplated hereby;

WHEREAS, the shareholders of each of FDC, IEEC and the Acquiror have approved the Plan of Merger contemplated hereby;

WHEREAS, this Merger is intended to be a tax-free reorganization under the terms of Section 368(a)(2)(D) of the Code;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, and intending to be legally bound hereby, the parties have agreed as follows:


                                   ARTICLE I
                            The Merger; The Closing

1.01. Terms of Merger. At the Effective Time, FDC and IEEC shall be merged with and into the Acquiror pursuant to the provisions of the Florida 1989 Business Corporation Act and the provisions of the General Corporation Law of Delaware (the "Merger").

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1.02. Surviving Corporation.  The corporation surviving the Merger shall be the
Acquiror (in its capacity as such surviving corporation, being sometimes referred to herein as the "Surviving Corporation").

1.03. Treatment of Shares. At the Effective Time, (a) the shares of capital stock of the Acquiror issued and outstanding immediately prior to the Merger shall remain outstanding, without change therein by reason of the Merger; (b) each share of capital stock of FDC issued and outstanding immediately prior to the Merger, by virtue of the Merger, and without any action on the part of the Shareholders, shall be converted into the right to receive (upon surrender of the certificate(s) representing the same) the following from the Surviving
Corporation: (i) cash in the amount of $2,000, without interest, and (ii)
118.81 shares of Class A Common Stock, par value $1.00 per share, of Matthews (the "Matthews Stock"); (c) each share of capital stock of IEEC issued and outstanding immediately prior to the Merger, by virtue of the Merger, and without any action on the part of the Shareholders, shall be converted into the right to receive (upon surrender of the certificate(s) representing the same) the following from the Surviving Corporation: (i) cash in the amount of $3,200 without interest, and (ii) 190.099 shares of Matthews Stock; and (d) each share of capital stock held in the treasury of FDC and IEEC immediately prior to the Effective Time shall not be converted but shall automatically be canceled at the Effective Time.

1.04. Effective Time.  If this Agreement is not terminated as contemplated by
Section 7.09 hereof, the Merger shall become effective upon the date and time of the last to occur of the filing of (i) Articles of Merger in the Department of State of Florida and (ii) a Certificate of Merger in the office of the Secretary of State of Delaware (the "Effective Time").

1.05. Certificate of Incorporation. The Certificate of Incorporation of the Acquiror as in effect at the Effective Time, from and after the Effective Time and until further amended as provided by applicable law, shall be, and may be separately certified as, the Certificate of Incorporation of the Surviving Corporation.

1.06. By-Laws. The By-Laws of the Acquiror, as in effect at the Effective Time, shall be the By-Laws of the Surviving Corporation, to remain unchanged until amended in accordance with the provisions thereof and of applicable law.

1.07. Directors and Officers. At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of those persons who were directors of the Acquiror immediately prior to the Effective Time, and the officers of the Surviving Corporation shall be the persons who were officers of the Acquiror immediately prior to the Effective Time, each such person to hold, in accordance with the By-Laws and at the pleasure of the Board of Directors of the Surviving Corporation, the same office or offices with the Surviving Corporation as he or she then held with the Acquiror.

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1.08. Effect of Merger.  At the Effective Time, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of FDC and IEEC shall be transferred to, vested in and devolve upon the Acquiror without further act or deed and all property, rights, and every other interest of the Acquiror and FDC and IEEC shall be as effectively the property of the Acquiror as they were of the Acquiror and FDC and IEEC respectively. FDC and IEEC hereby agree from time to time, as and When requested by the Acquiror or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the Acquiror may deem necessary or desirable in order to vest in and confirm to the Acquiror title to and possession of any property of FDC and IEEC acquired or to be acquired by reason of or as a result of the Merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of FDC and IEEC and the proper officers and directors of the Acquiror are fully authorized in the name of FDC and IEEC or otherwise to take any and all such action.

1.09. Plan of Merger. The foregoing provisions of Article I may be excerpted and used as a "Plan of Merger" with respect to FDC, IEEC and the Acquiror for approval by their respective Boards of Directors and shareholders.

1.10. The Closing.

(a) The consummation of the Merger and the execution and delivery of the Employment Agreements shall constitute the Closing. The Closing shall take place at the offices of Matthews International Corporation, 2 NorthShore Center, Pittsburgh, Pennsylvania, at 10:00 a.m. Eastern time on March 26, 1996 or at such other time or place or on such other date as shall be mutually agreed by the parties hereto. The Closing shall be effective for tax and accounting purposes as of 12:01 a.m. on March 26, 1996.

(b) At the Closing (i) FDC, IEEC and the Shareholders shall take the actions, and deliver to the Acquiror the materials, referred to in Section 2.01 hereof,
(ii) the Acquiror and Matthews shall take the actions and deliver to FDC, IEEC and the Shareholders the materials referred to in Section 2.02 hereof, (iii) the Acquiror and Matthews shall deliver to the Shareholders the consideration referred to in Section 1.03 hereof and (iv) the Articles of Merger shall be filed in Florida and the Certificate of Merger shall be filed in Delaware.


                                  ARTICLE II
                      Conditions to Obligations to Close

2.01. Conditions to the Obligations of the Acquiror and Matthews. The obligations of the Acquiror and Matthews to take the actions to be taken by the Acquiror

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and Matthews under Article I hereof are subject to the satisfaction, prior to or on the Closing Date (or, in the case of Section 2.01 (a), Section 2.01 (e) and Section 2.01 (h) hereof, the other date specified below), of the following conditions precedent:

(a) Certain Pre-Closing Notices and Other Items.

(i) No later than March 8, 1996 FDC, IEEC and the Shareholders shall have (A) identified those contracts to which FDC or IEEC is a party which require consent to assignment in connection with the Merger, (B) sent to the other party to each such contract a letter soliciting such party's consent to the assignment of such contract and delivered to the Acquiror copies of such letters and evidence of the delivery of such letters.

(ii) No later than March 8, 1996 FDC, IEEC and the Shareholders shall have (A) identified those licenses and permits issued to FDC or IEEC which require consent to transfer the same to in connection with the Merger, (B) sent to the issuer of each such license or permit a letter soliciting consent to the transfer thereof, (C) delivered to the Acquiror copies of such letters and evidence of the delivery of such letters, (D) sent to the appropriate parties notice of the proposed transfer of all other licenses and permits to be transferred at the Closing and (E) delivered to the Acquiror copies of all such notices and evidence of the delivery of such notices.

(iii) No later than March 8, 1996 FDC, IEEC and the Shareholders shall have delivered to the Acquiror a preliminary draft of the Disclosure Schedule.

(b) Accuracy of Representations and Warranties; Performance of Covenants. The representations and warranties of FDC, IEEC and the Shareholders in Article V shall have been true in all material respects when made and, in addition, shall be true in all material respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date. The covenants of FDC, IEEC and the Shareholders in Article III shall have been performed and complied with in all material respects. The Acquiror shall have received a certificate dated the Closing Date signed by FDC, IEEC and the Shareholders, in such detail as the Acquiror may reasonably request, certifying as to the satisfaction of the conditions in this Section 2.01(b).

(c) Litigation. No action, suit or proceeding shall be pending before any court, agency, department or commission wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of such transactions to be rescinded after their consummation, (iii) adversely affect the right of FDC or IEEC to own its properties and to conduct its business or
(iv) adversely affect the right of the

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Acquiror to own its properties and to conduct its business.  No such injunction, judgment, order, decree or ruling shall be in effect, whether or not final or appealable. No person shall have notified the Acquiror, FDC, IEEC or the Shareholders that such person is considering the institution of any such action, suit or proceeding.

(d) Material Adverse Change. Since December 31, 1995, neither FDC nor IEEC shall have suffered any change in its condition (financial or otherwise) or in its assets, liabilities (absolute or contingent) or business, except changes in the lawful and ordinary course of business, which, individually or in the aggregate, have not materially and adversely affected its business, property, assets, condition or prospects.

(e) Due Diligence. The Acquiror shall have concluded a due diligence review of FDC and IEEC and the results of such the due diligence review shall have been found to be satisfactory to the Acquiror in all respects, provided, however, that this condition shall be deemed to have been satisfied unless the Acquiror provides notice to IEEC within fourteen (14) days after the date the Schedules are delivered that such due diligence review was found to be unsatisfactory to the Acquiror in any respect in which event this Agreement shall terminate without liability to any party.

(f) Title Insurance. The Acquiror shall have received title insurance policies, or binding commitments to issue such policies, covering all of the Real Property in form and substance satisfactory to the Acquiror.

(g) [Deleted]

(h) [Deleted]

(i) Employment and Non-Competition Agreements. Each of the Shareholders shall have executed and delivered to the Acquiror an Employment and Non-Competition Agreement in the form attached hereto as Exhibit A.

(j) Legal Opinion. The Acquiror shall have received from Lowndes, Drosdick, Doster, Kantor & Reed, P.A. counsel for FDC, IEEC and the Shareholders, an opinion dated the Closing Date, in form and substance reasonably satisfactory to Acquiror.

(k) Secretary's Certificate. Each of FDC and IEEC shall have executed and delivered to the Acquiror a Secretary's Certificate signed by the Secretary and the President of each of FDC and IEEC (i) certifying as to the office held and true signature of the officers of each of FDC and IEEC executing this Agreement, and (ii) certifying as to attached copies of the articles of incorporation and bylaws of each of FDC and IEEC and resolutions of the board of directors and the Shareholders authorizing the transactions contemplated by this Agreement.

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(l) Third-Party Consents and Similar Matters.  All authorizations, consents and approvals of Governmental Bodies or third parties, if any, necessary or advisable in order to satisfy the conditions in Section 2.01 (b) hereof shall have been obtained and copies of such executed authorizations, consents and approvals delivered to the Acquiror. Without limiting the generality of the foregoing, with respect to all contracts to which FDC or IEEC is a party as of the Closing Date, FDC or IEEC shall have obtained all necessary consents to assignment required under the terms of such contracts and shall have delivered to the Acquiror copies of such executed consents.

(m) Registration Rights Agreement. The Shareholders shall have executed and delivered to Matthews the Registration Rights Agreement in the form attached hereto as Exhibit B.

2.02. Conditions to the Obligations of FDC, IEEC and the Shareholders. The obligations of FDC, IEEC and the Shareholders to take the actions to be taken by FDC, IEEC and the Shareholders, respectively, at the Closing pursuant to this Agreement are subject to the satisfaction, prior to or on the Closing Date, of the following conditions precedent:

(a) Accuracy of Representations and Warranties; Performance of Covenants. The representations and warranties of the Acquiror and Matthews in Articles V shall have been true in all material respects when made and, in addition, shall be true in all material respects on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date. The covenants of the Acquiror and Matthews in Article III shall have been performed and complied with in all material respects. FDC, IEEC and the Shareholders shall have received a certificate dated the Closing Date signed by the Acquiror and Matthews certifying, in such detail as FDC, IEEC and the Shareholders may reasonably request, to the satisfaction of the conditions in this Section 2.02(a).

(b) Legal Opinion. FDC, IEEC and the Shareholders shall have received from James L. Parker, Esq., General Counsel of the Acquiror and Matthews, an opinion dated the Closing Date, in form and substance reasonably satisfactory to FDC, IEEC and the Shareholders.

(c) Employment Agreements. The Acquiror shall have executed and delivered to the Shareholders the Employment and Non-Competition Agreements in the form attached hereto as Exhibit A.

(d) Third-Party Consents and Similar Matters. All authorizations, consents and approvals of Governmental Bodies or third parties, if any, necessary or advisable in order to satisfy the conditions in Section 2.02(a) hereof shall have been obtained and copies of such executed authorizations, consents and approvals delivered to FDC or IEEC.

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(e) Secretary's Certificate.  Each of Acquiror and Matthews shall have executed and delivered to Shareholders a Secretary's Certificate signed by the Secretary and the President of each of Acquiror and Matthews (i) certifying as to the office held and true signature of the officers of each of Acquiror and Matthews executing this Agreement, and (ii) certifying as to the resolutions of the board of directors of Acquiror and Executive Committee of Matthews authorizing the transactions contemplated by this Agreement.

(f) Registration Rights Agreement. Matthews shall have executed and delivered to Shareholders the Registration Rights Agreement in the form attached hereto as Exhibit B.


                                  ARTICLE III
                             Pre-Closing Covenants

3.01. Covenant of Cooperation. Until the Closing Date, the Acquiror, FDC, IEEC and the Shareholders shall use reasonable good faith efforts to take all actions necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article II). FDC and IEEC shall give any notices to third parties and shall use its best efforts to obtain any third-party consents that are necessary or advisable in connection with such transactions. To the extent that any notices to, filings with or authorizations, consents or approvals from any Governmental Bodies are necessary or advisable in connection with such transactions, Matthews, the Acquiror, FDC, IEEC and the Shareholders shall give any such notices, make any such filings and use their respective best efforts to obtain any such authorizations, consents and approvals at Acquiror's cost.

3.02. Exclusivity. Until the Closing Date, neither FDC, IEEC nor the Shareholders shall (i) solicit, initiate or encourage the submission of any proposal or offer from any person relating to the acquisition of any capital stock or other voting securities or any of the assets of FDC or IEEC (including any acquisition structured as a merger, consolidation or share exchange) or to any other transaction which could result in control of FDC or IEEC by any person other than the Acquiror or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. The Shareholders shall not vote their Shares in favor of any such acquisition or transaction. The Shareholders shall notify the Acquiror immediately if any person makes any proposal, offer, inquiry or contact with respect to any such acquisition or transaction.

3.03. Operation and Preservation of Business. Until the Closing Date, neither FDC nor IEEC shall, without the prior consent of the Acquiror, engage in or permit any

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practice, transaction or act (i) outside the Ordinary Course of Business or
(ii) which, if it had otherwise been engaged in or permitted, would have rendered untrue in any material respect any of the representations and warranties of FDC, IEEC or the Shareholders contained in Article V. Without limiting the generality of the foregoing, neither FDC nor IEEC shall, without the prior consent of the Acquiror, declare, set aside or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase or otherwise acquire any of its capital stock. FDC, IEEC or the Shareholders shall promptly notify the Acquiror of the occurrence of any matter or event which is material to the business, operations, properties, assets, or condition (financial or otherwise) of FDC or IEEC. Each of FDC and IEEC shall keep substantially intact its business and properties, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees.

3.04.  Confidentiality
(a) Each of the Acquiror and Matthews shall treat as confidential any Confidential Information which it receives from or on behalf of FDC, IEEC or the Shareholders in the course of the investigation contemplated hereby and each agrees not to use any of the Confidential Information except in connection with the transactions contemplated by this Agreement.

(b) FDC, IEEC and the Shareholders shall treat as confidential all of the Confidential Information and agree not to use any of the Confidential Information except in connection with this Agreement.

(c) Each party shall deliver promptly to the other party or destroy, at the request of the other party, all tangible embodiments, including all copies thereof, of the Confidential Information which are within the possession or control of such party (which shall not include documents with respect to the transaction contemplated by this Agreement when the Closing occurs). If a party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, such party shall notify the other party promptly of such request or requirement so that the other party may seek an appropriate protective order or waive compliance with the provisions of this Section 3.04(c). If, in the absence of such a protective order or waiver, a party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else be liable for contempt, such party may disclose such Confidential Information to such tribunal; provided, however, that the disclosing party shall use such party's best efforts to obtain, at the request of the other party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the other party shall designate.

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3.05.  Disclosure Schedule.  FDC, IEEC and the Shareholders shall promptly supplement the Disclosure Schedule if events occur prior to the Closing that would have been required to be disclosed had they existed at the time of executing this Agreement. The Disclosure Schedule, as supplemented prior to the Closing, will contain a true, correct and complete list and description of all items required to be set forth therein.


                                  ARTICLE IV
                            Post-Closing Covenants

After the Closing:

4.01. Further Assurances. FDC, IEEC and the Shareholders, on the one hand, and the Acquiror and Matthews, on the other hand, shall take all action and execute all documents, instruments or conveyances of any kind which may be requested by the Acquiror or FDC, IEEC and the Shareholders, respectively, in order to carry out any of the provisions hereof or consummate the transactions contemplated hereby, all at the sole cost and expense of the requesting party (unless the requesting party is or would be entitled to indemnification
therefor under Article VI).   FDC, IEEC and the Shareholders acknowledge and
agree that, from and after the Closing, the Acquiror shall be entitled to possession of all documents, books, records (including Tax records), agreements and financial data of any sort relating to FDC and IEEC; provided, that FDC, IEEC or the Shareholders shall have access to such documents upon request for a period of seven years after the Closing.

4.02. Payment of Taxes. The Shareholders shall pay, or shall cause FDC to pay, all Taxes resulting from the transactions effected as a result of or prior to this Agreement, including without limitation all such Taxes associated with recapture of investment tax credits, depreciation recapture and other recaptured items. After making provisions for or satisfying FDC's liabilities as of the Closing Date, the Shareholders may prior to the closing date distribute as a dividend from FDC the amount of income for the 1996 tax year. that the Shareholders will be required to include in their 1996 tax returns by reason of FDC's S-corporation status. The Shareholders shall cause IEEC to include in all appropriate Tax Returns, the operations of IEEC to the Closing Date and shall cause such Tax Returns to be prepared at the Acquiror's expense and shall sign and file such final Tax Returns. The Acquiror shall pay all Taxes due as shown on such Tax Returns.

4.03. Matthews Stock. Each Shareholder agrees that such Shareholder will not, directly or indirectly, offer for sale, sell, transfer or otherwise dispose of, any shares of Matthews Stock except in accordance with (I) the provisions of the Securities Act and the General Rules and Regulations thereunder, including, but not limited to, Rule 144, (ii) any applicable requirements of the Securities Exchange Act of 1934, as amended, and (iii) any other similar Federal or state requirement then in force. Each Shareholder agrees to and does hereby indemnify and hold harmless Matthews and the Acquiror, the officers and directors of Matthews and the Acquiror and each other person who controls Matthews and the Acquiror within the meaning of the Securities Act against any and all losses, claims, damages, liabilities and expenses which Matthews, the Acquiror or any such officers, directors or other persons may incur arising out of any offer, sale, transfer or disposition of shares of Matthews Stock by or on behalf of such Shareholder in violation of this Section 4.03 or any other provision of this Agreement.

4.04. Legends. Each Shareholder agrees that the certificates representing Matthews Stock to be received in connection with the Merger may bear the following legend:

"These securities have not been registered under the Securities Act of 1933 or any state securities law. They may not be sold, offered for sale, pledged, hypothecated or otherwise disposed of in the absence of a registration statement in effect with respect to the securities under the Securities Act and each applicable state securities law or an opinion of counsel satisfactory to Matthews International Corporation that such registration is not required."

4.05. Employee Benefits. The parties agree to undertake an examination of the respective benefit plans offered by Matthews and IEEC (after the merger, the Acquiror) and to determine by mutual agreement whether or not IEEC's employees will receive Matthews' benefit plans or whether such employees will retain the benefit plans currently offered by IEEC. For a period of five (5)years after the Closing Date, neither the Acquiror nor Matthews will change the benefits currently offered to IEEC employees without prior written consent of each of the Shareholders.


                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

5.01. Representations and Warranties of FDC, IEEC and the Shareholders. FDC, IEEC and the Shareholders represent and warrant to the Acquiror that the statements contained in this Section 5.01 are correct and complete in all material respects as of the date of this Agreement and will be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5.01), except in each case as set forth in the Disclosure Schedule. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with particularity.

(a) Organization, Qualification and Corporate Power. Each of FDC and IEEC is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Each of FDC and IEEC has all corporate power and authority and all licenses, permits and authorizations (including qualification in each other jurisdiction where such qualification is required) necessary to own, lease and use its properties and to carry on the businesses in which it is engaged as and where such properties are now owned, leased and used by it and such practice and businesses are now carried on. Section 5.01(a) of the Disclosure Schedule sets forth a true and complete list of each jurisdiction in which each of FDC and IEEC is qualified to do business as a foreign corporation. Section 5.01 (a) of the Disclosure Schedule also lists the directors and officers of each of FDC and IEEC. Each of FDC and IEEC has delivered to the Acquiror correct and complete copies of its articles of incorporation and bylaws as in effect on the date of this Agreement. The minute books (containing the records of all meetings of the Shareholders, the Board of Directors and any committees of the Board of Directors) and the stock certificate books of each of FDC and IEEC are correct and complete. Neither FDC or IEEC is in default under or in violation of any provision of its articles of incorporation or bylaws.

(b)  Authorization of Transaction; Enforceability.

(i) Each of FDC and IEEC has full corporate power and authority and has taken all necessary action to execute, deliver and consummate this Agreement and to perform its obligations hereunder. Each of the Shareholders has the legal capacity and has taken all necessary action to execute, deliver and consummate this Agreement, the Employment Agreements and the Registration Rights Agreement and to perform the obligations of the Shareholders hereunder and thereunder.

(ii) This Agreement constitutes the valid and legally binding obligations of each of the Shareholders and each of FDC and IEEC, enforceable in accordance with its terms and conditions, and when executed and delivered by the parties thereto, the Employment Agreements and the Registration Rights Agreement will constitute the valid and legally binding obligation of the Shareholders, enforceable in accordance with its terms and conditions, except in each case as the enforceability thereof may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

(iii) Neither FDC, IEEC nor the Shareholders are required to give any notice to, make any filing with, or obtain any authorization, consent or approval of, any Governmental Body in order to consummate the transactions contemplated by this Agreement, the Employment Agreements and the Registration Rights Agreement.

(c) No Contravention. Neither the execution and delivery of this Agreement, the Employment Agreements and the Registration Rights Agreement, nor the consummation of the transactions contemplated hereby or thereby, does or will
(i) violate any Law or the articles of incorporation or bylaws of either FDC or IEEC, or (ii) except as set forth in Section 5.01 (c) of the Disclosure Schedule, conflict with, result in a material breach of, constitute a material default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any material agreement, contract, lease, license, instrument or other arrangement to which FDC, IEEC or the Shareholders are a party or by which FDC, IEEC or the Shareholders are bound or to which the assets of FDC, IEEC or the Shareholders are subject (or result in the imposition of any Lien upon any of the assets of FDC, IEEC or the Shareholders).

(d)  Capitalization of Ownership of Shares.

(i) The entire authorized capital stock of FDC consists of 7,500 shares of common stock, par value $1 per share, of which 200 shares are issued and outstanding. The entire authorized capital stock of IEEC consists of 1000 shares of common stock, par value $1 per share, of which 1,000 shares are issued and outstanding. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require either FDC or IEEC to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of either FDC or IEEC.

(ii) On the date hereof and on the Closing Date, the Shareholders hold and will hold of record and own and will own beneficially all the Shares of FDC and IEEC, free and clear of any restrictions on transfer, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims and demands except for this Agreement, and except for any restrictions under the Securities Act and state corporate and securities Laws. No Shareholder is a party to any option, warrant, purchase right or other contract or commitment that could require the Shareholder to sell, transfer or otherwise dispose of any capital stock or other securities of FDC or IEEC.

(e) Subsidiaries. Neither FDC or IEEC owns, directly or indirectly, any equity or debt securities issued by any other corporation, or any interest in any partnership, joint venture or other business enterprise.

(f) Financial Statements; Liabilities; Guarantees; No Material Adverse Change

(i) IEEC has delivered to the Acquiror its balance sheets, statements of income, statements of changes in shareholders' equity and statements of cash flow as of December 31, 1994 and 1993 and for the fiscal years then ended, each as reviewed by independent accountants, together with the reports thereon of such independent accountants. IEEC has also delivered to the Acquiror such Financial

Statements for the fiscal year ended December 31, 1995, as audited by BDO Seidman, and as attached hereto as Exhibit C. FDC has delivered to the Acquiror copies of its Federal income tax returns for the years ended December 31, 1993, 1994 and 1995. The Financial Statements for all of such years (including the notes thereto) present fairly in all material respects, (provided, however, that Financial Statements that are not audited may exclude footnotes that may be otherwise required by generally accepted accounting principles), the financial condition of FDC and IEEC as of the end of each such fiscal year and the results of their respective operations and cash flows for the fiscal year then ended. Such Financial Statements are correct and complete in all material respects and are consistent with the books and records of each of FDC and IEEC (which books and records are correct and complete).

(ii) Except for Liabilities arising under this Agreement, there are no material aggregate material Liabilities of any nature of FDC and IEEC, whether or not accrued or contingent and whether or not determined or determinable, except as disclosed in the Financial Statements or in the Disclosure Schedules, and to the knowledge of FDC, IEEC and the Shareholders, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against FDC and IEEC which might give rise to any Liability, other than Liabilities fully set forth or reflected in the Financial Statements or Liabilities incurred after December 31, 1995 in the Ordinary Course of Business and whose existence would not cause a breach of any provision of this Agreement and would not cause any of the representations and warranties in this Section 5.01 to be inaccurate or incomplete. Except as disclosed in the Financial Statements, neither FDC nor IEEC is indebted to the Shareholders or any officer, director or employee of FDC or IEEC or their respective families, except for compensation and accrued vacation pay reflected on the books and accounts of FDC or IEEC, as the case may be.

(iii) Neither FDC nor IEEC is a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other person.

(iv) Since December 31, 1995, neither FDC nor IEEC has suffered any change in its condition (financial or otherwise) or in its assets, operations, properties, liabilities (absolute or contingent), or business, except changes which are lawful and in the Ordinary Course of Business, and which individually or in the aggregate, have not materially and adversely affected its condition (financial or otherwise), assets, operations, properties, or business.

(g) Real Property; Leases; Assets; Liens; Condition of Properties.

(i) All of the interests of FDC and IEEC in real property owned in fee ("Real Property") are listed and described in Section 5.01 (g)(1) of the Disclosure Schedule. Each of FDC and IEEC has good and marketable title to Real Property, free and clear, in each instance, of any and all Liens, which are material in character, amount or extent or which materially detract from the value or materially interfere with the use, as currently utilized of the properties subject thereto or affected thereby, or otherwise materially impair the business operations being conducted thereon. The Real Property includes all material easements and rights-of-way necessary for present access to and use, as currently utilized, of the Real Property. The Real Property conforms to all applicable zoning laws and regulations and no written notice of violation of any such laws or regulations relating to any of the material Real Property has been received by
either FDC or IEEC.   To the knowledge of FDC and IEEC, no condemnation
proceedings are proposed, threatened or pending which would materially affect the Real Property.

(ii) All of the leases under which FDC or IEEC leases real or personal property are listed and described in Section 5.01(g)(ii) of the Disclosure Schedule. All such leases are valid and subsisting and no default exists under any thereof. FDC and IEEC own all other property and assets reflected on their Most Recent Balance Sheet or presently used by them or located on their premises, except personal property transferred, conveyed or otherwise disposed of since
December 31, 1995 all of which was transferred, conveyed or otherwise disposed of in the Ordinary Course of Business. None of the personal property owned by FDC and IEEC, and none of the leasehold interests of FDC and IEEC in any real or personal property leased by FDC and IEEC, is subject to any Lien or restriction upon its use or disposition except as otherwise stated in Section
5.01 (g)(ii) of the Disclosure Schedule. There are no outstanding options or rights in any person to acquire any of such leased or other property or assets or any interest therein except as otherwise stated in Section 5.01(g)(ii) of the Disclosure Schedule.

(iii) Each of FDC and IEEC owns or leases all buildings, machinery and other equipment, supplies and other tangible assets necessary for the conduct of its business as presently conducted. Neither FDC nor IEEC occupies or uses any property of others except under valid and enforceable leases, contracts or other arrangements. To the knowledge of FDC, IEEC and the Shareholders, all such tangible assets are free from material defects and all such buildings are in a good state of repair, have been regularly maintained, substantially conform with all applicable ordinances, regulations and zoning or other Laws (including Environmental, Health and Safety Laws) and do not encroach on property of others. All such equipment is in good working order and substantially conforms with all applicable ordinances, regulations and zoning or other Laws (including Environmental, Health and Safety Laws). There is no pending or to the knowledge of FDC, IEEC and the Shareholders threatened change of any such ordinance, regulation or zoning or other Law which might materially and adversely affect the business, operations or property of either FDC or IEEC, and there is no pending or to the knowledge of FDC, IEEC and the Shareholders threatened condemnation of any such property.

(h) Accounts Receivable, Reimbursement Claims. All notes and accounts receivable of FDC and IEEC reflected on their respective books and records are valid obligations subject to no setoffs or counter-claims known to IEEC, are current except as set forth in the Accounts Receivable Aging Analysis set forth in Section 5.01(h) of the Disclosure Schedule and are collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth in their respective Most Recent Balance Sheet, as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of FDC and IEEC.

(i) Contracts. Except only for this Agreement, the Employment Agreements and the contracts, agreements and commitments which are identified in Section 5.01
(i) of the Disclosure Schedule by title, date, parties and nature of contract, with specific reference to the relevant clause of this Section 5.01 (i), neither FDC, IEEC nor the Shareholders are a party to or subject to any of the following, whether written or oral:

(i) Any management or employment contract or contract for personal services with any employee, agent or consultant which will not be terminable at will without penalty by the Acquiror immediately after the Closing;

(ii) Any contract or arrangement with respect to the purchase of equipment or supplies, or professional or non-professional services, or insurance, which (A) involves expenditures after December 31, 1995 of more than $50,000 in the aggregate or (B) otherwise is material;

(iii) Any contract or agreement containing covenants by FDC, IEEC or the Shareholders not to compete in any line of business with any person, or not to disclose to any person any information, documents, plans or any other intellectual property, tangible or intangible;


(iv) Any contract or agreement with any labor union;

(v) Any contract, commitment or agreement for the sale of products or services for $50,000 or more in the aggregate to a single customer or a group of related customers;

(vi) Any contract or agreement under which there is outstanding indebtedness for borrowed money or a right to borrow money;

(vii) Any contract, agreement, arrangement or understanding not in the Ordinary Course of Business, or in violation of any Law, or upon which any material part of the-business of FDC or IEEC is dependent, or which could materially and adversely affect the business, assets, properties, condition (financial or otherwise) or prospects of FDC or IEEC; or

(viii) Any contract which requires that any consent be obtained or notice given in order for such contract to be assigned or transferred to the Acquiror.

The Shareholders have delivered to the Acquiror a correct and complete copy of each written agreement (as amended to date) listed in Section 5.01(1) of the Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement, if any, referred to in Section 5.01(1) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable and in full force and effect; (B) Except as set forth in Section 5.01 (i) of the Disclosure Schedule, the agreement is assignable to the Acquiror and will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately after the Closing Date; (C) to the knowledge of FDC and IEEC no party thereto is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or acceleration, under the agreement; and (D) no party thereto has repudiated any provision of the agreement.

(j) Intellectual Property.

(i) FDC and IEEC own or have the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the conduct of their business as presently conducted. Each such item of Intellectual Property so owned or used immediately prior to the Closing will be owned or available for use by the Acquiror on identical terms and conditions immediately after the Closing. FDC and IEEC have taken all necessary action to maintain and protect each such item of Intellectual Property that either so owns or uses.

(ii) Neither FDC, IEEC nor the Shareholders, to their knowledge, have interfered with, infringed upon, misappropriated or otherwise come into conflict with any rights of third parties with respect to Intellectual Property necessary for the conduct of the business of FDC and IEEC, or, within the past three years, have received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that FDC, IEEC or the Shareholders must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of FDC, IEEC and the Shareholders, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of FDC and IEEC necessary or for the conduct of their businesses.

(iii) Section 5.010(iii) of the Disclosure Schedule (A) identifies each patent, trademark or service mark registration which has been issued to FDC,

IEEC or the Shareholders with respect to any such Intellectual Property necessary for the conduct of the business of FDC or IEEC, identifies each pending patent, trademark or service mark application which FDC, IEEC or the Shareholders have made with respect to any such Intellectual Property, and identifies each license, agreement or other permission which FDC, IEEC or the Shareholders have granted to any third party with respect to any Intellectual Property; (B) identifies each trade name or unregistered trademark used by FDC or IEEC in connection with their respective businesses; and identifies each item of Intellectual Property that any third party owns and that FDC, IEEC or the Shareholders use in the conduct of the respective businesses of FDC or IEEC pursuant to license, sublicense, agreement or permission.

(iv) The Shareholders do not own or have the right to use any Intellectual Property necessary for the conduct of the respective businesses of FDC or IEEC which may not be used after the Closing by the Acquiror without material restriction or fee.

(k) Litigation; Liabilities; Legal Compliance.

(i) Section 5.01 (k)(1) of the Disclosure Schedule sets forth each instance in which FDC or IEEC, or any of their employees, (A) is, or has been within the past three years, subject to any outstanding injunction, judgment, order, decree, ruling or charge or (B) is, or has been within the past three years, a party or, to the Knowledge of the Shareholders and the directors and officers (and employees with responsibility for litigation matters) of FDC or IEEC, is, or has been within the past three years, threatened to be made a party, to any action, suit, proceeding, hearing or investigation of, in or before any court or other Governmental Body or before any arbitrator in any United States or foreign jurisdiction. None of the actions, suits, proceedings, hearings or investigations required to be set forth in Section 5.01 (k)(i) of the Disclosure Schedule will result in any adverse change in the business, condition (financial or otherwise), operations, results of operations or future prospects of FDC or IEEC.

(ii) Neither FDC or IEEC nor any director, officer or employee of FDC or IEEC, nor the Shareholders have or on the Closing Date will have any Liability not fully covered by insurance (and to the knowledge of FDC, IEEC and the Shareholders, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability not fully covered by insurance) arising out of any injury to individuals or property as a result of any action or failure to act by FDC or IEEC, or any such director, officer or employee, or the Shareholders.

(iii) FDC, IEEC and the Shareholders have complied in all material respects with material Laws applicable to the respective businesses of FDC and IEEC.

(l) Insurance. Section 5.01(1) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing professional liability, property, casualty, other liability and workers' compensation coverage and bond and surety arrangements) relating the businesses of FDC and IEEC to which FDC or IEEC, or any of their directors, officers or employees, or any Shareholder has been a party, a named insured or otherwise the beneficiary of coverage at any time within the past six years:

(i) the name of the insurer, the name of the policyholder, the policy number and the period of coverage;

(ii) the scope (including whether the coverage was on a claims made, occurrence or other basis) and amount of coverage (including a description of how deductibles, co-payment obligations and ceilings are calculated and operate); and

(iii) a description of any retroactive premium adjustment or other loss-sharing arrangements.

Except as set forth in Section 5.01(1) of the Disclosure Schedule, with respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately after the Closing, unless, upon mutual agreement of FDC and IEEC and the Acquiror, coverage is replaced; (C) neither FDC, IEEC nor the Shareholders nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof.

(m) Tax Matters. FDC and IEEC have filed all Tax Returns that each was required to file. All such Tax Returns are correct and complete in all material respects. All Taxes due and payable by FDC or IEEC as shown on any Tax Return have been paid. With respect to any taxable period for which the statute of limitations has not expired, neither FDC nor IEEC has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. FDC and IEEC have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee. Except as disclosed in Section 5.01(m) of the Disclosure Schedules, there is no dispute or claim concerning any Liability of FDC or IEEC for Taxes either (A) claimed or raised by any authority in writing or (B) as to which either FDC or IEEC otherwise has Knowledge.

(n) Employees. Section 5.01(n) of the Disclosure Schedule identifies:

(a) each management or employment contract or contract for personal services with any officer, consultant, salesman or other non-union employee or agent of FDC or IEEC, and

(b) each officer, consultant, salesman or other non-union employee or agent of FDC or IEEC receiving as at the date hereof compensation (including bonuses and commissions, if any) at an annual rate of $30,000 or more, specifying the rate of such compensation (including such bonuses and commissions) and the positions held by such persons.

FDC and IEEC have heretofore made available to the Acquiror true and complete copies of each of the contracts referred to above as in effect on the date hereof. There are no material disputes presently subject to any grievance procedure, arbitration or litigation or threatened litigation under any such contract nor is there any material default, or any event which with notice or the lapse of time or both will become a material default, under any such contract, by FDC or IEEC or, to the knowledge of FDC, IEEC or the Shareholders, any other party thereto. Neither FDC nor IEEC is a party to or bound by any collective bargaining agreement. Neither FDC nor IEEC has committed any unfair labor practice. Neither the Shareholders nor any of the directors and officers (and employees with responsibility for employment matters) of FDC or IEEC has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of FDC or IEEC.

(o) Employee Benefits.

(i) Section 5.01(0)(1) of the Disclosure Schedule lists each Employee Benefit Plan that FDC or IEEC maintains or to which FDC or IEEC contributes.

(A) Each such Employee Benefit Plan (and each related trust, insurance contract or fund) complies in form and operation in all respects with the applicable requirements of ERISA, the Code and other applicable Laws.

(B) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-I's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code
Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

(C) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan, and all contributions for any period ending on or before the Closing Date which are not yet due have been or will be paid to each such Employee Pension Benefit Plan before the Closing Date. All premiums or other payments for all periods ending on or before the Closing Date have been paid, or will be paid before the Closing Date, with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

(D) Each such Employee Benefit Plan, which is an Employee Pension Benefit Plan, meets the requirements of a "qualified plan" under Code Section 401(a) and has received a favorable determination letter from the Internal Revenue Service.

(E) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multi employer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder, determined in accordance with PBGC methods, factors and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

(F) FDC, IEEC and the Shareholders have delivered to the Acquiror correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report and all related trust agreements, insurance contracts and other funding agreements which implement each such Employee Benefit Plan.

(ii) With respect to each Employee Benefit Plan that FDC or IEEC maintains or ever has maintained or to which he contributes, ever has contributed or ever has been required to contribute:

(A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multi employer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multi employer Plan) has been instituted or, to the Knowledge of any of the Shareholders and the directors and officers (and the employees with responsibility for employee benefits matters) of FDC or IEEC, threatened.

(B) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the Shareholders and the directors and officers (and employees with responsibility for employee benefits matters) of FDC or IEEC, threatened. Neither the Shareholders nor the directors and officers (and employees with responsibility for employee benefits matters) of FDC or IEEC have any Knowledge of any Basis for any such action, suit, proceeding, hearing or investigation.

(C) Neither FDC or IEEC have incurred, and none of the Shareholders or the directors and officers (and employees with responsibility for employee benefits matters) of FDC or IEEC have any reason to expect that FDC or IEEC will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

(iii) Neither FDC nor IEEC have contributed to or been required to contribute to any Multi employer Plan, and neither FDC nor IEEC has Liability (including withdrawal Liability) under any Multi employer Plan.

(iv) Neither FDC nor IEEC maintained or contributed to or been required to contribute to any Employee Welfare Benefit Plan providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Code Section 4980B).

(p) Employee Severance Claims. Provided that it complies with the Warn Act, the Acquiror shall not have any Liability in respect of severance or separation pay to Persons employed by FDC or IEEC on the Closing Date as a result of the consummation of this Agreement and the transactions contemplated hereby.

(q) Environment, Health and Safety.

(i) FDC and IEEC, to their knowledge, have been and are in compliance in all material respects with all Environmental, Health and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against FDC or IEEC alleging any failure so to comply. Without limiting the generality of the preceding sentence, FDC and IEEC have obtained, and have been and are in compliance in all material respects with all of the terms and conditions of, all material permits, licenses and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in, all material Environmental, Health and Safety Laws applicable to them. No such permits, licenses or other authorizations have expired, have been administratively extended or will lapse or become void as a result of the transactions contemplated by this Agreement and the Employment Agreements.

(ii) Neither FDC nor IEEC has material Liability (and neither FDC nor IEEC has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility, in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against them giving rise to any Liability) for response or remediation costs, fines or penalties at any site, location or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any other reason, under any Environmental, Health or Safety Law.

(iii) All properties and equipment used in the businesses of FDC and IEEC are and have been free of asbestos, PCB's, underground storage tanks, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans and Extremely Hazardous Substances.

(r) Governmental Licenses and Permits. All licenses and permits (collectively, the "Permits") material to and necessary in the conduct of the business or operation of FDC and IEEC, or to the ownership or use of their Assets, have been obtained and are in full force and effect, and no material violation of any such Permit has occurred and no proceeding is pending or to the knowledge of FDC and IEEC threatened to revoke or limit any such Permit. Section 5.01(r) of the Disclosure Schedule identifies all Permits relating to the business, assets or operations of FDC and IEEC. FDC, IEEC and the Shareholders have delivered to the Acquiror true and complete copies of all Permits as in effect on the Closing Date.

(s) Powers of Attorney; Bank Accounts. There are no outstanding powers of attorney executed on behalf of FDC and IEEC. Section 5.01(s) of the Disclosure
Schedule identifies all bank accounts owned by FDC or IEEC or to which FDC or IEEC has access.

(t) Certain Business Relationships with FDC or IEEC. Neither the Shareholders nor their Affiliates have been involved in any business arrangement or relationship with FDC or IEEC, including the receipt of any loan or advance from FDC or IEEC, and neither the Shareholders nor their Affiliates owns any interest in any tangible or intangible asset which is used in the business of FDC or IEEC, except in each case as set forth in Section 5.01(t) of the Disclosure Schedule.

(u) Customers and Suppliers. Section 5.01(u) of the Disclosure Schedule identifies each of the customers and suppliers of FDC or IEEC whose purchases from or sales to FDC or IEEC constituted five (5) percent or more of the combined net sales revenues or net purchases, respectively, of FDC or IEEC during the year ended December 31, 1995, showing, with respect to each, the name and address, dollar volume and nature of the relationship (including the principal categories of products leased or sold).

(v) Inventory. The inventory of FDC and IEEC is in all material respects of a quality and quantity usable or salable in the ordinary course of business as heretofore conducted and all such inventory reflected on the Most Recent Balance Sheet of FDC and IEEC is reflected with adequate provisions for excess inventory, slow-moving inventory and inventory obsolescence and shrinkage.

(w) Warranty Expense. The aggregate expense incurred by FDC or IEEC to satisfy warranty claims has not exceeded $100,000 in any of their past 5 fiscal years,
Section 5.01(w) of the Disclosure Schedule sets forth a description of all warranties provided by FDC or IEEC.

(x) Brokers' Fees. Neither FDC, IEEC nor the Shareholders have any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement or any Employment Agreement.

(y) Full Disclosure. The representations and warranties contained in this
Section 5.01 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained or referred to in this Section 5.01 not misleading.

(z) Acquisition Entirely for Own Account. The Matthews Stock to be received in connection with the Merger by each Shareholder will be acquired for investment for such Shareholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and neither Shareholder has the present intention of selling, granting any participation in, or otherwise distributing the same. Each Shareholder further represents and warrants that such Shareholder does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person or to any third Person, with respect to any of the Matthews Stock.

(aa) Disclosure of Information. Each Shareholder has received all the information it considers necessary or appropriate for deciding whether to vote its Shares for approval of this Agreement and the Plan of Merger and receive shares of Matthews Stock in connection with the Merger. Each Shareholder acknowledges receipt of (a) (i) the Form 10-K Annual Reports of Matthews for the fiscal years ended September 30, 1993-1995, (ii) the Annual Reports to Shareholders of Matthews for the years ended September 30, 1993-1995, and (iii) the Proxy Statements of Matthews for each annual or special meeting of Matthews shareholders between September 30, 1993 and the date hereof, (b) the Form 10-Q Quarterly Reports of Matthews for the first fiscal quarter of the fiscal year beginning October 1, 1995 and (c) each Form 8-K Current Report of Matthews filed since October 1, 1995. (All reports and statements referred to in this Section 5.01 (aa) are referred to collectively as "Matthews' Exchange Act Filings"). Each Shareholder has had an opportunity to ask questions and receive answers from Matthews regarding the business and affairs of Matthews and the terms and provisions of the Matthews Stock.

(bb) Restricted Securities.

(i) Each Shareholder understands that the shares of Matthews Stock it is receiving in connection with the Merger are characterized as "restricted securities" under the Securities Act and the rules and regulations thereunder inasmuch as they will not have been registered under the Securities Act and they are being acquired from Matthews in a transaction not involving a public offering and that under the Securities Act and rules and regulations such securities may not be sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, or unless an exemption from registration is available. In this connection, each Shareholder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(ii) Each Shareholder understands that the shares of Matthews Stock it is receiving in connection with the Merger are not being registered under the securities or "blue sky" laws of any jurisdiction and may not be sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under any such laws as may be applicable or an exemption from the registration requirements thereof.

(cc) Accredited Investor. Each shareholder is a natural person (I) whose individual net worth, or joint net worth with his spouse, at the date hereof and at the Effective Date exceeds $1,000,000 or (ii) who had an individual income in excess of $200,000 in each of the two most recent years and who reasonably expects an income in excess of $200,000 in the current year.

(dd) Blue Sky.

(i) Neither FDC or IEEC has (A) sold securities to more than ten persons from the date of initial capitalization or (B) made offers to sell securities to more than 90 persons in the Commonwealth of Pennsylvania in a consecutive 12-month period.

(ii) Neither FDC nor IEEC nor any promoter, officer or director of FDC or IEEC is subject to the disqualifications set forth in 204.010(b) of the Blue Sky regulations Of the Commonwealth of Pennsylvania.

5.02. Representations and Warranties of the Acquiror and Matthews. Each of the Acquiror and Matthews represents and warrants to FDC, IEEC and the Shareholders that the statements contained in this Section 5.02 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date was substituted for the date of this Agreement throughout this Section 5.02).

(a) Organization and Corporate Power. Each of the Acquiror and Matthews is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Acquiror and Matthews has all power and authority (corporate and other) and all licenses, permits and authorizations necessary to own, lease and use its properties and to carry on the businesses in which it is engaged as and where such properties are now owned, leased and used by it and such businesses are now being conducted.

(b) Authorization of Transaction.

(i) Each of the Acquiror and Matthews has full corporate power and authority and has taken all necessary action to execute, deliver and consummate this Agreement, the Employment Agreement and the Registration Rights Agreement and to perform their respective obligations hereunder and thereunder.

(ii) This Agreement constitutes the valid and legally binding obligations of the Acquiror and Matthews, enforceable in accordance with its terms and conditions, and when executed and delivered by the parties thereto, the Employment Agreements and the Registration Rights Agreement will constitute the valid and legally binding obligations of the Acquiror and Matthews, enforceable in accordance with their respective terms and conditions, except in each case as the enforceability thereof may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

(iii) Neither the Acquiror nor Matthews is required to give any notice to, make any filing with, or obtain any authorization, consent or approval of, any Governmental Body in order to consummate the transactions contemplated by this Agreement and the Employment Agreements.

(c) No Contravention. Neither the execution and delivery of this Agreement, the Employment Agreements and the Registration Rights Agreement nor the consummation of the transactions contemplated hereby or thereby, does or will
(i) violate any Law applicable to or the articles of incorporation or bylaws of the Acquiror or Matthews or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under, any agreement, contract, lease, license, instrument or other arrangement to which the Acquiror or Matthews is a party or by which the Acquiror or Matthews is bound or to which any of the assets of the Acquiror or Matthews is subject (or result in the imposition of any Lien upon any of the assets of the Acquiror or Matthews).

(d) Brokers' Fees. Neither the Acquiror nor Matthews has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, any Employment Agreement or the Registration Rights Agreement.

(e) Matthews' Exchange Act Filings.

(i) As of the respective dates of each of Matthews' Exchange Act Filings, to the knowledge of Matthews each such filing complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and to the knowledge of Matthews did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of Matthews included in Matthews' Exchange Act Filings have been prepared in accordance with generally accepted accounting principals applied on a consistent basis during the periods involved, and present fairly in all material respects the financial condition of Matthews as of the dates thereof and the results of Matthews' operations and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to year-end adjustments).

(ii) Except for Liabilities arising under this Agreement, to the knowledge of Matthews there are no material Liabilities of any nature of the Acquiror or Matthews, whether or not accrued or contingent and whether or not determined or determinable, and, to the knowledge of the Acquiror and Matthews, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Acquiror or Matthews which might give rise to any material Liability, other than Liabilities fully set forth or reflected in Matthews' Exchange Act Filings or Liabilities incurred after December 31, 1995 in the ordinary course of business of Matthews consistent with its past custom and practice and whose existence would not cause a breach of any provision of this Agreement and would not cause any of the representations and warranties in this Section 5.02 to be inaccurate or incomplete.

(iii) Since December 31, 1995, neither the Acquiror nor Matthews has suffered any change in its condition (financial or otherwise) or in its assets, operations, properties, liabilities (absolute or contingent), or business, except changes which are lawful and in the Acquiror's or Matthews' ordinary course of business consistent with past practice and which, individually or in the aggregate, have not materially and adversely affected the condition (financial or otherwise), assets, operations, properties or business of either of the Acquiror or Matthews.

                                  ARTICLE VI
                    REMEDIES FOR BREACHES OF THIS AGREEMENT

6.01. Survival of Representations, Warranties and Covenants. All of the representations, warranties and covenants of the parties contained in this Agreement shall survive the Closing (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of the Closing) and shall continue in full force and effect thereafter for eighteen (18) months after the Closing Date; provided, however, that the representations and warranties in Section 5.01(m) hereof shall continue in full force and effect after the Closing Date until any claim with respect thereto is barred by the applicable statute of limitations.

6.02.  Indemnification Provisions for Benefit of the Acquiror.

(a) If there is any material breach or inaccuracy of any of the representations, warranties or covenants of FDC, IEEC or the Shareholders contained herein, and provided that the Acquiror delivers to the Shareholders, as the case may be, pursuant to Section 6.04 hereof a claim for indemnification with respect to such alleged breach or inaccuracy, then the Shareholders, jointly and severally, shall indemnify the Acquiror from and against all Adverse Consequences that the Acquiror has suffered or may suffer caused by, resulting from, arising out of or relating to such breach or inaccuracy through and after the date of such claim.

(b) It is understood that the Shareholders are to be responsible for all Liabilities and obligations of FDC and IEEC, except those (i) disclosed on the Most Recent Balance Sheet (ii) incurred thereafter in the Ordinary Course of Business, (iii) incurred by FDC, IEEC or the Shareholders in connection herewith and expressly assumed in writing by the Acquiror, or (iv) set forth in the Disclosure Schedules. If the Acquiror is required to pay or otherwise discharge any Liability or obligation incurred by FDC and IEEC other than such a Liability, whether or not known to the Shareholders, FDC, IEEC or the Acquiror, and whether or not the existence of such Liability or obligation causes a breach or inaccuracy of any representation or warranty made in this Agreement, and provided that the Acquiror delivers to the Shareholders pursuant to Section 6.04 hereof a claim for indemnification with respect to such alleged Liability or obligation, then the Shareholders, jointly and severally, shall indemnify the Acquiror from and against all Adverse Consequences that the Acquiror has suffered or may suffer caused by, resulting from, arising out of or relating to such Liability or obligation.

(c) The Shareholders shall be obligated to indemnify as and to the extent set forth in this Agreement only if the aggregate of all claims by Acquiror and Matthews under such indemnity obligations exceeds $50,000, it being understood that the $50,000 amount is to serve as a "deductible" for the Shareholders' indemnification (for example, if the indemnity claims for which the Shareholders would, but for the provisions of this Paragraph (c), be liable aggregate $51,000, the Shareholders would then be liable for an aggregate of $1,000, and not $51,000).

6.03.  Indemnification Provisions for Benefit of the Shareholders.

(a) If there is any material breach or material inaccuracy of any of the representations, warranties or covenants of the Acquiror or Matthews contained herein, and provided that the Shareholders deliver to the Acquiror pursuant to
Section 6.04 hereof a claim for indemnification with respect to such alleged breach or inaccuracy, then the Acquiror and Matthews, severally, shall indemnify the Shareholders from and against all Adverse Consequences that the Shareholders have suffered or may suffer caused by, resulting from, arising out of or relating to such breach or inaccuracy through and after the date of such claim.

(b) The Acquiror and Matthews shall be obligated to indemnify as and to the extent set forth in this Agreement only if the aggregate of all claims by Shareholders under such indemnity obligations exceeds $50,000, it being understood that the $50,000 amount is to serve as a "deductible" for the Acquiror's and Matthews' indemnification (for example, if the indemnity claims for which the Acquiror and Matthews would, but for the provisions of this Paragraph (b), be liable aggregate $51,000, the Acquiror and Matthews would then be liable for an aggregate of $1,000, and not $51,000).

6.04. Notice of Claim for Indemnification. No claim for indemnification hereunder shall be valid unless notice of such claim is delivered to the Acquiror (in the case of a claim by the Shareholders) or to the Shareholders (in the case of a claim by the Acquiror or Matthews) within the applicable limitation period under Section 6.01. Any such notice shall set forth in reasonable detail, to the extent known by the person giving such notice, the facts on which such claim is based and the estimated amount of Adverse Consequences resulting therefrom.

6.05.  Matters Involving Third Parties.

(a) If Matthews, the Acquiror or the Shareholders receives notice or acquires knowledge of any matter which may give rise to a claim by another person and which may then result in a claim for indemnification under this Article VI, then (i) if such notice or knowledge is received or acquired by Matthews or the Acquiror, it shall promptly notify the Shareholders thereof, and (ii)if such notice or knowledge is received or acquired by the Shareholders, the Shareholders shall promptly notify the Acquiror thereof; provided, however, that no delay in giving such notice shall diminish any obligation under this
Article VI to provide indemnification unless (and then solely to the extent that) the party from whom such indemnification is sought is prejudiced.

(b) Any party from whom such indemnification is sought (the "Indemnifying Party") shall have the right to defend the party seeking such indemnification (the "Indemnified Party") against such claim by another person (the "Third Party Claim") with counsel of the Indemnifying Party's choice reasonably satisfactory to the Indemnified Party so long as (I) within fifteen days after the Indemnified Party has given notice of the Third Party Claim to the Indemnifying Party, the Indemnifying Party notifies the Indemnified Party that the Indemnifying Party will indemnify the Indemnified Party from and against all Adverse Consequences the Indemnified Party may suffer caused by, resulting from, arising out of or relating to such Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably satisfactory to the Indemnified Party that the Indemnifying Party has the financial resources necessary to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim seeks only money damages and not an injunction or other equitable relief, (iv) settlement of, or an,adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v)the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 6.05(b) hereof, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior consent of the Indemnifying Party, and (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior consent of the Indemnified Party.

(d) If any of the conditions specified in Section 6.05(b) hereof is or becomes unsatisfied, however, (i) the Indemnified Party, upon prior written notice to the Indemnifying Party, may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem advisable (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Parties shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' and accountants' fees and disbursements and amounts paid in settlement), and (iii) the Indemnifying Party shall remain responsible for any Adverse Consequences the Indemnified Party may suffer caused by, resulting from, arising out of or relating to such Third Party Claim to the fullest extent provided in this Article VI.

6.06. Treatment of Indemnification Payments. All indemnification payments made by the Shareholders, Matthews or the Acquiror under this Article VI shall be deemed adjustments to the Purchase Price.

6.07. Limitation on Amount of Indemnification. The maximum amount of liability for indemnification under this Article VI shall be (a) $8,000,000 in the aggregate for the Shareholders and (b) $8,000,000 in the aggregate for the Acquiror and Matthews.

6.08. Other Indemnification Provisions. Except as set forth in Section 7.09 hereof, the indemnification provisions in this Article VI are the sole and exclusive remedy of the parties hereto with respect to any breach of any representation, warranty or covenant set forth in this Agreement.

6.09. Set-off. Notwithstanding any other provision herein to the contrary, the Acquiror and Matthews shall be entitled, to the fullest extent permitted by Law, to set-off the liquidated amount of any indemnity obligations of the Shareholders under this Article VI, as well as the amount of any other Liabilities or obligations of the Shareholders to the Acquiror or Matthews, whether arising under this Agreement or otherwise, against any amounts payable by the Acquiror or Matthews to the Shareholders, whether arising under this Agreement or otherwise. In addition, if at any time that a payment is otherwise due from the Acquiror or Matthews to the Shareholders (whether arising under this Agreement or otherwise), a claim has been asserted or threatened by any Person which Acquiror believes in its reasonable judgment might give rise to an indemnity obligation on the part of the Shareholders hereunder, then the Acquiror or Matthews shall be entitled to withhold such payment (or such lesser portion as the Acquiror or Matthews deems appropriate) pending resolution of such claim. If an indemnity obligation actually arises as a result of such asserted or threatened claim, the Acquiror and Matthews shall be entitled to apply the amount of any withheld payment to the satisfaction of such indemnity obligation. The balance remaining, if any, shall be paid to the Shareholders.


                                  ARTICLE VII
                                 MISCELLANEOUS

7.01. Further Assurances. On and after the Closing Date, FDC, IEEC and the Shareholders, Matthews and the Acquiror shall take all appropriate action and execute all documents, instruments or conveyances of any kind which may be necessary or advisable to carry out any of the provisions hereof and to consummate the transactions contemplated hereby.

7.02. Expenses. The Acquiror or Matthews shall bear all expenses incurred by the Acquiror or Matthews in connection with the negotiation, preparation, execution and performance of this Agreement. The Shareholders shall bear all expenses incurred by FDC, IEEC and the Shareholders in connection with the negotiation, preparation, execution and performance of this Agreement.

7.03. Press Releases and Public Announcements. Upon execution hereof, the Acquiror shall cause to be made such press releases and public announcements as shall be required by law or deemed by the Acquiror to be necessary or desirable.

7.04. Notices. All notices, demands, claims, requests, undertakings, consents, opinions and other communications which may or are required to be given hereunder or with respect hereto shall be in writing, shall be given either by personal delivery or by mail, facsimile transmission (with confirmation of receipt), telegraph, telex or similar means of communication, and shall be deemed to have been given or made when delivered, if personally delivered, and otherwise when received, addressed to the respective parties as follows:

(a) If to the Acquiror or Matthews:

James L. Parker
c/o Matthews International Corporation
Two NorthShore Center
Pittsburgh, PA 15212

With a copy to:

Reed Smith Shaw & McClay
435 Sixth Avenue
P.O. Box 2009
Pittsburgh, PA  15230
Attention: Pasquale D. Gentile, Jr., Esq.

or to such other address as the Acquiror may from time to time designate by notice to FDC, IEEC and the Shareholders, made in accordance with the requirements of this Section 7.04 with respect to future notices, demands and other communications to the Acquiror;

(b) If to FDC, IEEC or the Shareholders:

Paul Rahill
Industrial Equipment and Engineering Company, Inc.
P.O. Box 547796
Orlando, FL 32854
and to:

Kenneth Robinson
Industrial Equipment and Engineering Company, Inc.
P.O. Box 547796
Orlando, FL 32854
Attention:   Timothy J. Manor, Esquire

With a copy to:

Lowndes Drosdick Doster Kantor & Reed, P.A.
215 North Eola Drive
Orlando, FL  32802
Attention: Timothy J. Manor, Esquire

or to such other address as FDC, IEEC or the Shareholders may from time to time designate by notice to the Acquiror made in accordance with the requirements of this Section 7.04 with respect to future notices, demands and other communications to FDC, IEEC or the Shareholders.

7.05. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than Matthews, the Acquiror, FDC, IEEC, the Shareholders and their respective heirs, legal representatives, successors and permitted assigns.

7.06.  Dispute Resolution.

(a) Specific Performance. Each of the parties to this Agreement acknowledges and agrees that other parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, Matthews and the Acquiror agree that FDC, IEEC and the Shareholders, and FDC, IEEC and the Shareholders agree that the Acquiror and Matthews shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which Matthews, the Acquiror, FDC, IEEC or the Shareholders may be entitled at law or in equity, but all subject to Section 7.06(c) hereof.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of Florida without giving effect to any choice or conflict of law provision or rule (whether of Florida or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than Florida.

7.07. Amendments and Waivers. No amendment of any provision of this Agreement, and no postponement or waiver of any such provision or of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless such amendment, postponement or waiver is in writing and signed by or on behalf of Matthews, the Acquiror, FDC, IEEC and the Shareholders. No such amendment, postponement or waiver shall be deemed to extend to any prior or subsequent matter, whether or not similar to the subject-matter of such amendment, postponement or waiver. No failure or delay on the part of Matthews, the Acquiror, FDC, IEEC or the Shareholders in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7.08. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective heirs,
legal representatives, successors and permitted assigns.   No party may assign
this Agreement or any of such party's rights, interests or obligations hereunder without the prior approval of the other parties hereto; provided, however, that Matthews and the Acquiror shall have the right to assign this Agreement or any of its rights, interests or obligations hereunder to any of its Affiliates without the prior approval of the other parties hereto.

7.09.  Termination.

(a) Matthews, the Acquiror, FDC, IEEC and the Shareholders may terminate this Agreement as provided below in this Section 7.09(a):

(i) FDC, IEEC, the Shareholders, Matthews and the Acquiror may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii) The Acquiror or Matthews may terminate this Agreement by giving notice to FDC, IEEC and the Shareholders at any time prior to the Closing (A) if any representation, warranty or covenant of FDC, IEEC and the Shareholders contained in this Agreement is inaccurate or has been breached in any material respect, Matthews or the Acquiror has notified FDC, IEEC and the Shareholders of such inaccuracy or breach, and such inaccuracy or breach has continued without cure for a period of fifteen days after such notice, or (B)if the Closing shall not have occurred On or before April 30, 1996 because of the failure of any condition contained in Section 2.01 to be satisfied; or

(iii) Matthews or Acquiror may terminate this Agreement upon the receipt by IEEC of the notice referred to in Section 2.01(e) of this Agreement.

(iv) FDC, IEEC or the Shareholders may terminate this Agreement by giving notice to the Acquiror at any time prior to the Closing (A) if any representation, warranty or covenant of the Acquiror or Matthews contained in this Agreement is inaccurate or has been breached in any material respect, FDC, IEEC or the Shareholders have notified the Acquiror of such inaccuracy or breach, and such inaccuracy or breach has continued without cure for a period of fifteen days after such notice, or (B) if the Closing shall not have occurred on or before April 30, 1996 because of the failure of any condition contained in Section 2.02 to be satisfied.

(b) If this Agreement is terminated pursuant to Section 7.09(a) hereof, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party provided, however, that (i) the provisions of Sections 3.04, 7.02 and this Section 7.09(b) shall remain in full force and effect, (ii) neither Matthews nor the Acquiror shall, for a period of two (2) years after the date of such termination, without the prior written approval of the Shareholders, FDC and IEEC, directly or indirectly solicit, encourage, entice or induce any senior employee of FDC or IEEC on the date hereof or at any time hereafter prior to such termination, to terminate his or her employment with FDC or IEEC, and (iii) termination pursuant to Section 7.02(a) shall not relieve any party of its liability (as specified in Section 7.09(c) hereof) for its willful breach of any material covenant or agreement of such party.

7.10.  Matters of Construction, Interpretation and the Like.

(a) Construction. Matthews, the Acquiror, FDC, IEEC and the Shareholders have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by Matthews, the Acquiror, FDC, IEEC and the Shareholders and no presumption or burden of proof shall arise favoring or disfavoring either Matthews, the Acquiror or FDC, IEEC and the Shareholders because of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Each representation, warranty and covenant contained herein shall have independent significance. If Matthews, the Acquiror, FDC, IEEC or the Shareholders breach in any respect any representation, warranty, covenant or other obligation contained herein or created hereby, the fact that there exists another representation, warranty, covenant or obligation relating to the same subject matter (regardless of the relative levels of specificity) which has not been breached shall not detract from or mitigate the consequences of such breach. The rights and remedies expressly specified in this Agreement are cumulative and are not exclusive of any rights or remedies which any party would otherwise have except as expressly limited in this Agreement. The exhibits and schedules specified in this Agreement are incorporated herein by reference and made a part hereof. The article and section headings hereof are for convenience only and shall not affect the meaning or interpretation of this Agreement.

(b) Severability. The invalidity or unenforceability of one or more of the provisions of this Agreement in any situation in any jurisdiction shall not affect the validity or enforceability of any other provision hereof or the validity or enforceability of the offending provision in any other situation or jurisdiction.

(c) Entire Agreement; Counterparts. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate to the subject matter hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.


                                  ARTICLE VIII
                                  DEFINITIONS

In addition to the terms defined elsewhere in this Agreement, the terms defined in this Article VIII shall, for all purposes of this Agreement, have the meanings specified or referred to in this Article VIII.

"Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, Liens, losses, expenses and fees, including court costs and attorneys' and accountants' fees and disbursements.

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

"Affiliated Group" means any affiliated group within the meaning of Code
Section 1504 or any similar group defined under a similar provision of state, local or foreign law.

"Agreement" or "this Agreement" means this instrument as originally executed and delivered, or, if amended or supplemented, as so amended or supplemented.

"Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any specified consequence.

"Closing" has the meaning specified in Section 1.1 0 hereof.

"Closing Date" means the date on which the Closing is completed.

"Code" means the Internal Revenue Code of 1986, as amended.

"Confidential Information" means any information not generally available to the public concerning the assets, liabilities, business, operations and/or prospects of FDC, IEEC, the Shareholders or the Acquiror.

"Disclosure Schedule" means the schedule, dated as of the date of this Agreement, setting forth various information relating to the representations and warranties of FDC, IEEC and the Shareholders in Article V hereof.

"Effective Time" has the meaning set forth in Section 1.04 hereof.

"Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multi employer Plan), (d) Employee Welfare Benefit Plan or (e) other plan or practice of FDC or IEEC, whether formal or informal, written or oral, and whether or not legally enforceable, providing or which may provide benefits to the employees of FDC or IEEC in connection with their employment or the termination of their employment by retirement or otherwise.

"Employee Pension Benefit Plan" has the meaning set forth in ERISA Section
3(2).

"Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section
3(1).

"Employment Agreements" means the Employment and Non-Competition Agreements to be executed and delivered by the Acquiror and the Shareholders in the form attached hereto as Exhibit A.

"Environmental, Health and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970', each as amended, together with all other Laws of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety or employee health and safety, including Laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or chemical, medical, industrial, hazardous or toxic materials or wastes into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemical, medical. industrial, hazardous or toxic materials or wastes.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Exchange Act" has the meaning set forth in Section 5.02(e) hereof.

"Extremely Hazardous Substance" has the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

"Fiduciary" has the meaning set forth in ERISA Section 3(21).

"Financial Statements" means the various financial statements, including the reports of independent accountants, referred to in clause (I) of Section 5.01(f) hereof.

"Governmental Body" means any United States, state, county, city, municipal, regional, local or foreign organ of government, including all courts, boards and agencies of any thereof, and also includes all professional licensing or accrediting bodies with licensing, disciplinary or other powers relating to the practice of medicine.

"Indemnified Party" has the meaning set forth in Section 6.05(b) hereof.

"Indemnifying Party" has the meaning set forth in Section 6.05(b) hereof.

"Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights and (h) all copies and tangible embodiments thereof (in whatever form or medium).

"Internal Revenue Service" means the United States Internal Revenue Service.

"Knowledge", whether or not capitalized, means actual knowledge after reasonable investigation.

"Law" means statutes, rules, regulations, codes, plans, injunctions, judgments, orders, decrees and rulings of any Governmental Body.

"Lien" means any mortgage, pledge, encumbrance, charge or other security interest other than Permitted Liens.

"Liability," whether or not capitalized, means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

"Matthews' Exchange Act Filings" has the meaning set forth in Section 5.01 (aa) hereof.

"Matthews" has the meaning set forth in Section 1.03 hereof.

"Matthews Stock" has the meaning set forth in Section 1.03 hereof.

"Merger" has the meaning set forth in the Section 1.01 hereof.

"Most Recent Balance Sheet" means the balance sheets of FDC and IEEC dated as of December 31, 1995 and included in the Financial Statements.

"Multi employer Plan" means any employee benefit plan which is a "Multi employer plan" within the meaning of Section 4001 (a)(3) of ERISA and to which FDC or IEEC has an obligation to contribute.

"Ordinary Course of Business," whether or not capitalized, means the ordinary course of business of FDC, IEEC or the Acquiror, as the case may be, consistent with its past custom and practice.

"PBGC" means the Pension Benefit Guaranty Corporation.

"Permitted Liens" means as of any given time (a) easements, rights of way, title exceptions and reservations, restrictions, zoning ordinances and other encumbrances which do not adversely affect the use of the properties subject thereto by FDC or IEEC in the Ordinary course of Business; and (b) obligations and duties of FDC or IEEC, not interfering with the Ordinary Course of Business, as tenant or subtenant under any leases of real or personal property wherever situated which are described in Section 5.01(g)(ii) of the Disclosure Schedule.

"Person," whether or not capitalized, means an individual, corporation, partnership, unincorporated organization, voluntary association, joint stock company, trust, joint venture or Governmental Body.

"Plan of Merger" has the meaning set forth in Section 1.09 hereof.

"Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

"Purchase Price" means the net amount of cash and stock delivered to the Shareholders by the Acquiror as consideration for the Merger pursuant to
Section 1.03 hereof, as such amount may be adjusted pursuant to Section 6.06 hereof.

"Real Property" has the meaning set forth in Section 5.01 (g)(i) hereof.

"Reportable Event" has the meaning set forth in ERISA Section 4043.

"Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

"Shareholders" has the meaning set forth in the introduction hereof.

"Shares" means the shares of Common Stock, par value $__ per share, of FDC and IEEC owned by the shareholders.

"Subsidiary" means a corporation controlling, controlled by or under common control with FDC or IEEC as the case may be.

"Surviving Corporation" has the meaning set forth in Section 1.02 hereof.

"Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

"Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Third-Party Claim" has the meaning set forth in Section 6.05(b) hereof.

"Warn Act" means the Worker Adjustment and Retraining Notification Act of 1988, and the rules and regulations promulgated thereunder.

WITNESS the due execution of this Agreement and Plan of Merger as of the day and year first above written.

FLORIDA DEVELOPMENT                     INDUSTRIAL EQUIPMENT AND
CORPORATION                             ENGINEERING COMPANY, INC.,
                                        a Delaware corporation
By:      P. Rahill
   ---------------------                By:     D.J. DeCarlo
         President                         ----------------------
                                               Vice President


INDUSTRIAL EQUIPMENT AND
ENGINEERING COMPANY, INC.,
a Florida corporation                   MATTHEWS INTERNATIONAL
                                        CORPORATION,
By:      P. Rahill                      a Pennsylvania corporation
   ---------------------
         President
                                        By:     D.J. DeCarlo
                                           ----------------------
                                           President, Bronze Division
         P. Rahill
   ---------------------
        PAUL RAHILL,
      as a Shareholder



         K.Robinson
   ---------------------
     KENNETH ROBINSON,
     as a Shareholder

                                   EXHIBIT A

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT, made as of the __ day of March 1996, by and among INDUSTRIAL EQUIPMENT AND ENGINEERING COMPANY, INC., a Delaware corporation (the "Company"), MATTHEWS INTERNATIONAL CORPORATION, a Pennsylvania Corporation ("Matthews"), and Paul Rahill, of Apopka, Florida ("Employee").

                                  WITNESSETH:

WHEREAS, the Company is engaged in the business of manufacturing and sale of equipment used for cremation and is a wholly-owned subsidiary of Matthews;

WHEREAS, the Company purchased the business from Employee pursuant to an Agreement and Plan of Merger dated March 5, 1996 (the "Merger Agreement") among Florida Development Corporation, a Florida corporation, Industrial Equipment and Engineering Company, Inc., a Florida corporation ("IEEC"), the Company, the Employee and Kenneth Robinson, and this Employment Agreement is being entered into in connection therewith;

WHEREAS, Employee possesses valuable knowledge and skills that will contribute to the successful operation of the Company's business; and

WHEREAS, the Company and Employee have agreed to execute and deliver this Agreement in consideration, among other things, of (i) the access Employee has had and will continue to have to confidential or proprietary information of the Company, (ii) the access Employee will have to confidential or proprietary information to be acquired hereafter by the Company, (iii) the willingness of the Company to make valuable benefits available hereafter to Employee, and (iv) Employee's receipt of compensation from time to time by the Company; and

WHEREAS, the Company desires to procure the services of Employee, and Employee is willing to enter the employment of the Company, upon the terms and subject to the conditions hereinafter set forth;

WHEREAS, Matthews desires to enter into this Agreement as it believes it will benefit from Employee's services to the Company and by the Company's contributions to Matthews operations;

NOW, THEREFORE, intending to be legally bound, the Company agrees to employ Employee, and Employee hereby agrees to be employed by the Company, upon the following terms and conditions:

                                   ARTICLE I
                                  EMPLOYMENT

1.01. Office. Employee is hereby employed as President of the Company and in such capacity shall use his best energies and abilities in the performance of his duties as the chief executive of the Company hereunder and in the performance of such other chief executive duties as may be assigned to him from time to time by the Board of Directors of the Company. Except for reasonable travel in the ordinary course of business, Employee shall not be required to relocate from the Orlando, Florida area to perform his duties hereunder. The Company shall furnish the Employee with an office, a secretary, and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

1.02. Term. Subject to the terms and provisions of Article II hereof, Employee's employment hereunder shall commence as of March __, 1996 and shall continue until March __, 1999, unless extended by subsequent agreement of the parties hereto; provided, however, that the provisions of Section 1.04(b) hereof shall continue in full force and effect until all amounts payable thereunder are received by Employee.

1.03. Base Salary. During the term of Employee's employment hereunder, compensation shall be paid to Employee by the Company at the rate of $110,000 per annum (the "Base Salary "), payable no less frequently than monthly. The rate of compensation to be paid to Employee may be adjusted upward or downward (but not below the Base Salary) by the Board of Directors of the Company at any time based upon Employee's contribution to the success of the Company as measured by the Hay system and overall salary administration guidelines used by Matthews, and on such other factors as the Board of Directors of the Company shall deem appropriate. A brief description of the Hay system is attached as Exhibit A.

1.04.  Additional Incentive Compensation.

(a) Incentive Compensation Plan. In lieu of participation in any incentive plan offered by the Company or Matthews (except as set forth in Section 1.04(b) below), Employee shall be entitled to participate in the Incentive Compensation Plan attached hereto as Exhibit B, with a maximum payout target of 30 % of Base Salary.

(b) Growth Participation Plan. In addition to the incentive compensation provided in Section 1.04(a), the Employee shall be entitled to the amounts set forth in this Section 1.04(b).

(i) The Company shall pay to Employee additional compensation under its "Growth Participation Plan" created hereby, at the conclusion of the five-year period (the "Five-Year Measuring Period") that commences on April 1, 1996 (the
"Commencement Date").   Subject to interim payments described in subsection
(ii) below, any such additional compensation shall be paid to the Employee on or before June 1, 2001. The total amount of additional compensation payable to Employee under the Growth Participation Plan shall be $100,000 when EBIT (as defined in subsection [iii] below) exceeds $8,000,00 and 50% of the amount by which EBIT exceeds $8,000,000, but does not exceed $10,600,000. For example, EBIT of $8,700,000 will entitle employee to $450,000 under such Growth Participation Plan. To the extent EBIT exceeds $10,600,000, but does not exceed $16,000,000, Employee shall receive in addition to the amounts aforesaid 45% of the EBIT in excess of $10,600,000 net of tax calculated using the Company's effective tax rate. No compensation shall be payable under the Growth Participation Plan with respect to that portion of EBIT which is less than $8,000,000 or more than $16,000,000.

(ii) Interim payments against the ultimate Growth Participation Plan compensation to be paid at the end of the Five-Year Measuring Period shall be made by the Company as follows: Within sixty days of each anniversary of the Commencement Date, the Company shall determine the extent (if any) to which the projected cumulative earnings of the Company before tax since the Commencement Date, calculated in the same manner as EBIT in Section 1.04(b)(iii) would qualify for additional incentive compensation under the provisions of subsection 1.04(b)(i) above, if continued at the same rate until the conclusion of the Five Year Measuring Period. Such projection shall be calculated on the basis of the historical growth rate experienced from the Commencement Date through the end of the year for which the calculation is being made. The Employee shall be entitled to receive at each such annual determination, as an advance, ten percent of the amount which is thereby projected to be payable as of the conclusion of the Five Year Measuring Period. Any such payments shall be credited against the aggregate ultimate Growth Participation Plan incentive compensation due to Employee at the end of the Five-Year Measuring Period as set forth in subsection (i) above. Any such payment shall be made within sixty days after each anniversary of the Commencement Date.

(iii) For purposes of this Section 1.04(b), the "EBIT" of the Company shall mean the total consolidated gross revenues of the Company for the Five Year Measuring Period, less all operating expenses of the Company, but (1) not including any gains resulting from the sale, conversion or other disposition of capital assets (i.e., property, plant and equipment) or any gains resulting from the write-up of assets, (2) not including in such expenses and charges any losses resulting from the sale, conversion or other disposition of capital assets, any amortization of the Company's goodwill, any interest paid on long-term debt of the Company, any allocations for overhead costs attributable to Matthews (as opposed to the Company), any depreciation or amortization resulting from the write-up of assets, or any payments made under the Growth Participation Plan described in this Section 1.04(b), (3) not including the effect of any current or deferred federal or state income taxes, and (4) including depreciation (other than depreciation on the write-up of assets) and an imputed expense of $64,000 per year which represents the imputed fair market value of the rental of the real estate upon which the Company operates; all determined in accordance with generally accepted accounting principles applied consistently with those applied by Matthews.

(c) Covenant to Continue Business. Each of the Company and Matthews agrees that, at least through June 1, 2001, the Company's operations and business shall be continued in substantially the same manner as conducted by IEEC prior to its purchase by the Company pursuant to the Merger Agreement. In furtherance of such business and operations, each of the Company and Matthews agrees not to sell, convert or otherwise dispose of material capital assets (i.e., property, plant and equipment) of the Company without the prior written consent of Employee, and each of the Company and Matthews agrees that the Company shall not incur material obligations, including, without limitation, long-term debt, without the prior written consent of Employee.

(d) In the event that Matthews makes any acquisition of, or merges directly or indirectly with, any designer, manufacturer or seller of cremation equipment or related crematory accessories, parts or supplies subsequent to the date hereof, Matthews agrees that such business will be owned by the Company and become part of the business previously operated by Industrial Equipment and Engineering Co. (a Florida corporation), unless Employee objects in writing to such treatment within five (5) business days of receiving notice of the terms and conditions of such acquisition or merger in substantially final form. For purposes of Section 1.04(b), the purchase price of such acquisition or merger not objected to by Employee will be treated as an operating expense of the Company charged at a cost of capital of 13% or such other percentage as may be agreed by the parties.

1.05. Employee Benefits. At all times during the term of Employee's employment hereunder, Employee shall (a) be entitled to an automobile allowance of up to $600 per month consistent with the past practice of Industrial Equipment & Engineering Co. (Florida), or, at the Employee's option, be entitled to the automobile benefits otherwise provided to those executives of Matthews who are at a comparable grade level and (b) be covered by such major medical or health benefit plans and pensions as are available generally to employees of the Company.

1.06. Expense Reimbursements. Upon the submission by Employee of supporting documentation, the Company shall reimburse the Employee for all reasonable expenses actually paid or incurred by Employee in the course and pursuant to the business of the Company including expenses for travel and entertainment.

                                  ARTICLE II
                                 TERMINATION

2.01. Illness, Incapacity. If during the term of Employee's employment hereunder Employee shall be prevented, in the Company's judgment, from effectively performing all his duties hereunder by reason of illness or disability for a period of one hundred and twenty (120) days during any twelve month period, then the Company may, by written notice to Employee, terminate Employee's employment hereunder. Upon delivery to Employee of such notice, together with payment of any salary accrued under Section 1.03 hereof and any disability benefits payable to Employee pursuant to disability plans generally available to employees of the Company, Employee's employment and all obligations of the Company under Article l hereof shall forthwith terminate, other than the obligations under Section 1.04(b), which shall remain in effect. The obligations of Employee under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this Section 2.01.

2.02. Death. If Employee dies during the term of his employment hereunder, Employee's employment hereunder shall terminate and all obligations of the Company hereunder shall terminate, other than any obligations with respect to the payment of accrued and unpaid salary, any death benefits payable to Employee pursuant to death benefit plans generally available to employees of the Company and the obligations under Section 1.04(b).

2.03. Company Termination. If Employee (a) willfully and materially breaches the terms of the Agreement and does not cure such breach within thirty (30) days after receipt by Employee of Notice of same, (b) commits fraud or embezzlement against the Company, or (c) is convicted of committing a crime which is a felony, then, and in any such event ("Cause"), the Company may, by written notice to Employee, terminate Employee's employment hereunder. Upon delivery to Employee of such notice, together with payment of any salary accrued under Section 1.03 hereof, Employee's employment and all obligations of the Company under Article I hereof shall forthwith terminate. The obligations of Employee under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this Section 2.03. If the Company terminates the Employee for any reason other than Cause, the Employee shall be entitled to receive the Base Salary through March 31, 1999, and shall be entitled to receive all compensation payable pursuant to Sections 1.04 and
1.05 hereof through March 31, 1999 (and, in the case of the Growth Participation Plan, through April 1, 2001).

2.04. Employee Termination. Employee agrees to give the Company sixty (60) days prior written notice of the termination of his employment with the Company. Simultaneously with such notice, Employee shall inform the Company in writing as to his employment plans following the termination of his employment with the Company. Upon the termination of his employment all obligations of the Company under Article

I hereof shall terminate. The obligations of Employee under Article IV hereof shall continue notwithstanding termination of Employee's employment pursuant to this Section 2.04.

2.05. Termination Upon Change in Business. If (a) this Agreement is terminated upon the insolvency or bankruptcy of the Company, or upon a discontinuance of operations of the Company by Matthews, (b) this Agreement is assigned in connection with the sale of all or substantially all of the assets of the Company, or Matthews sells all of the capital stock of the Company, then, in any such case, and notwithstanding anything to the contrary in this Agreement, (I) Employee may terminate his employment hereunder under Section
2.04 and the provisions of Section 4.05 hereof shall not apply and (ii) Employee shall not forfeit his right to payments under Section 1.04(b) hereof.


                                  ARTICLE III
                          EMPLOYEE'S ACKNOWLEDGMENTS

Employee recognizes and acknowledges that: (a) in the course of Employee's employment by the Company it will be necessary for Employee to acquire information which could include, in whole or in part, information concerning the Company's sales, sales volume, sales methods, sales proposals, customers and prospective customers, identity of customers and prospective customers, identity of key purchasing personnel in the employ of customers and prospective customers, amount or kind of customer's purchases from the Company, the Company's sources of supply, the Company's computer programs, system documentation, special hardware, product hardware, related software development, the Company's manuals, formulae, processes, methods, machines, compositions, ideas, improvements, inventions or other confidential or proprietary information belonging to the Company or relating to the Company's affairs (collectively referred to herein as the "Confidential Information");
(b) the Confidential Information is the property of the Company; (c) the use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company; and (d) it is essential to the protection of the Company's good will and to the maintenance of the Company's competitive position that the Confidential Information be kept secret and that Employee not disclose the Confidential Information to others or use the Confidential Information to Employee's own advantage or the advantage of others.

Employee further recognizes and acknowledges that it is essential for the proper protection of the business of the Company that Employee be restrained
(a) from soliciting or inducing any employee of the Company to leave the employ of the Company, (b) from hiring or attempting to hire any employee of the Company, (c) from soliciting the trade of or trading with the customers and suppliers of the Company for any business purpose, and (d) from competing against the Company for a reasonable


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
period (two [2] years) following the termination of Employee's employment with the Company.

                                  ARTICLE IV
                     EMPLOYEE'S COVENANTS AND AGREEMENTS

4.01. Non-Disclosure of Confidential Information. Employee agrees to hold and safeguard the Confidential Information in trust for the Company, its successors and assigns and agrees that he shall not, without the prior written consent of the Company, misappropriate or disclose or make available to anyone for use outside the Company's organization at any time, either during his employment with the Company or subsequent to the termination of his employment with the Company for any reason, including without limitation termination by the Company for cause, any of the Confidential Information, whether or not developed by Employee, except as required in the performance of Employee's duties to the Company.

4.02. Disclosure of Works and Inventions/Assignment of Patents. Employee shall disclose promptly to the Company or its nominee any and all works, inventions, discoveries and improvements authored, conceived or made by Employee during the period of employment and related to the business or activities of the Company, and hereby assigns and agrees to assign all his interest therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters Patent or Copyrights of the United States or any foreign country or to otherwise protect the Company's interest therein. Such obligations shall continue beyond the termination of employment with respect to works, inventions, discoveries and improvements authored, conceived or made by Employee during the period of employment, and shall be binding upon Employee's assigns, executors, administrators and other legal representatives.

4.03. Duties. Employee agrees to be a loyal employee of the Company. Employee agrees to devote his best efforts full time consistent with past practice to the performance of his duties for the Company, to give proper time and attention to furthering the Company's business, and to comply with all rules, regulations and instruments established or issued by the Company and consistent with past practice. Employee further agrees that during the term of this Agreement, Employee shall not, directly or indirectly, engage in any business which would detract from Employee's ability to apply his best efforts to the performance of his duties hereunder. Employee also agrees that he shall not usurp any corporate opportunities of the Company.

4.04. Return of Materials. Upon the termination of Employee's employment with the Company for any reason, including without limitation termination by the Company for cause, Employee shall promptly deliver to the Company all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports,


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
flowcharts, programs, proposals and any documents concerning the Company's customers or concerning products or processes used by the Company and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or materials containing or constituting Confidential Information.

4.05. Restrictions on Competition. Unless either the Company or Matthews materially breaches this Agreement, Employee covenants and agrees that during the period of Employee's employment hereunder and for a period of two (2) years following the termination of Employee's employment, including without limitation termination by the Company for cause, but not including termination under Section 2.05 hereof, Employee shall not, in the United States of America, or in any other country of the world in which the Company has done business at any time during the last two (2) years prior to termination of Employee's employment with the Company, engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business. For purposes of this Agreement, the term "Competing Business" shall mean any person, corporation or other entity which sells or attempts to sell any products or services which are the same as or similar to the products and services sold by the Company at any time and from time to time during the last two (2) years prior to the termination of Employee's employment hereunder.

4.06. Non-Solicitation of Customers and Suppliers. Unless either the Company or Matthews materially breaches this Agreement, Employee agrees that during his employment with the Company he shall not, directly or indirectly, solicit the trade of, or trade with, any customer, prospective customer, supplier, or prospective supplier of the Company for any business purpose other than for the benefit of the Company. Employee further agrees that for two (2) years following termination of his employment with the Company, including without limitation termination by the Company for cause, Employee shall not, directly or indirectly, solicit the trade of, or trade with, any customers or suppliers, or prospective customers or suppliers, of the Company in any Competing Business.

4.07. Non-Solicitation of Employees. Unless either the Company or Matthews materially breaches this Agreement, Employee agrees that, during his employment with the Company and for two (2) years following termination of Employee's employment with the Company, including without limitation termination by the Company for cause, Employee shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever, or hire any employee of the Company for any Competing Business.


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
                                   ARTICLE V
                   EMPLOYEE'S REPRESENTATIONS AND WARRANTIES

5.01. No Prior Agreements. Employee represents and warrants that he is not a party to or otherwise subject to or bound by the terms of any contract, agreement or understanding which in any manner would limit or otherwise affect his ability to perform his obligations hereunder, including without limitation any contract, agreement or understanding containing terms and provisions similar in any manner to those contained in Article IV hereof. Employee further represents and warrants that his employment with the Company will not require him to disclose or use any confidential information belonging to prior employers or other persons or entities.

5.02. Employee's Abilities. Employee represents that his experience and capabilities are such that the provisions of Article IV will not prevent him from earning his livelihood, and acknowledges that it would cause the Company serious and irreparable injury and cost if Employee were to use his ability and knowledge in competition with the Company or to otherwise breach the obligations contained in Article IV.

5.03. Remedies. In the event of a breach by Employee of the terms of this Agreement, the Company shall be entitled, if it shall so elect, to institute legal proceedings to obtain damages for any such breach, or to enforce the specific performance of this Agreement by Employee and to enjoin Employee from any further violation of this Agreement and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by
law.   Employee acknowledges, however, that the remedies at law for any breach by him of the provisions of this Agreement may be inadequate and that the Company shall be entitled to injunctive relief against him in the event of any breach.


                                 ARTICLE VI
                                MISCELLANEOUS

6.01. Authorization to Modify Restrictions. It is the intention of the parties that the provisions of Article IV hereof shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof. If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

6.02. Tolling Period. The noncompetition, nondisclosure and non-solicitation obligations contained in Article IV hereof shall be extended by the length of time during which Employee shall have been in breach of any of the provisions of such Article IV.


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
6.03. Entire Agreement. This Agreement represents the entire agreement of the parties and may be amended only by a writing signed by each of them.

6.04. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

6.05. Remedies. If the Employer prevails in a proceeding for damages or injunctive relief, Employee agrees that Employer, in addition to other relief, shall be entitled to reasonable attorneys' fees, costs and the expenses of litigation incurred by Employer in securing the relief granted by the Court.

6.06. Agreement Binding. The obligations of Employee under this Agreement shall continue after the termination of his employment with the Company for any reason, with or without cause, and shall be binding on his heirs, executors, legal representatives and assigns and shall be binding upon and inure to the benefit of any successors and assigns of the Company.

6.07. Counterparts, Section Headings. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any of the provisions hereof.


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


IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed the day and year first above written.

Witness:


- ------------------------------                  ------------------------------
Name:                                           PAUL RAHILL
     -------------------------


- ------------------------------                  Address:
Name:
     -------------------------


                                                INDUSTRIAL ENGINEERING AND
                                                EQUIPMENT COMPANY, INC., a
                                                Delaware Corporation

                                                By:
- ------------------------------                     ---------------------------
Name:                                           Name:
     -------------------------                       -------------------------
                                                Title:
                                                      ------------------------

- ------------------------------
Name:
     -------------------------


                                                MATTHEWS INTERNATIONAL
                                                CORPORATION, a Pennsylvania
                                                corporation

                                                By:
- ------------------------------                     ---------------------------
Name:                                           Name:
     -------------------------                       -------------------------
                                                Title:
                                                      ------------------------

- ------------------------------
Name:
     -------------------------

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